Exhibit 99.1

Sino-Global Announces Fiscal 2020 Second Quarter Financial Results

Roslyn, New York, February 19, 2020 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company”, “we”, “our”, or “us”), a global logistics service provider, announced its financial and operating results for its fiscal 2020 second quarter ended December 31, 2019.

The Company has also provided more detailed information in its quarterly report on Form 10-Q filed today with the U.S. Securities and Exchange Commission. Management encourages investors to review the Company’s 10-Q for a detailed discussion of the Company’s financial results for the quarter ended December 31, 2019.

Management Comments

Mr. Lei Cao, Chairman and Chief Executive Officer of Sino-Global commented, “We continued to maintain a steamlined operating strategy during a time when we were impacted by an uncertain trade climate. We shifted our focus towards higher margin and greater cash generating business while cultivating our business relationships to position Sino-Global for the future. We recently signed a joint-venture agreement to serve as a full logistics services provider for a leading agricultural company where Sino-Global will provide comprehensive supply chain logistic services for agricultural products shiped from the U.S. to China. In addition, we are now focused on pursuing additional ship management contracts as part of our agency services expansion efforts. The Company has a significant advantage of being able to leverage our relationships in both the U.S. and China while cost-effectively expanding the business prospects for our customers in ports throughout China.”

Chairman Cao concluded, “While calendar 2019 was a challenging period due to the trade climate, we believe that the Company is well-positioned to grow sales now as phase one of the trade negotiations have been completed. While the fiscal third quarter was seasonally slow due to the Chinese New Year holiday and an impact from the Coronavirus outbreak, we believe it is only temporary and we will continue to operate our business as steadily and safely as we can.”

Fiscal Second Quarter 2020 Financial Review

●	The Company reported total revenues of approximately $2.0 million for the quarter ended December 31, 2019, compared to approximately $10.5 million reported in the same period last year. The decrease was largely due to the fact that in certain freight logistics contracts that the Company entered into with customers starting from the first quarter of fiscal year 2020, only acted as an agent and did not control the services rendered to the customers, as Sino-Global was not the primary responsible party to fulfill the services. As such revenues on these contracts are accounted for on a net basis. The decrease was also due to the decrease in revenues from inland transportation management services as service contracts with customers have expired and there was no new business for this segment.

●	The Company’s gross profit for the 2020 fiscal second quarter was approximately $1.3 million, compared to approximately $2.0 million in the same period last year. Gross profit margin during the quarter was approximately 62.6%, compared to approximately 18.6% in the same period last year. The increase was largely due to the Company’s shifting of business focus towards its agency business for providing freight logistics services where the Company acted solely as an agent and did not control the services rendered to its customers.

The following tables present summary information by segment for the three months ended December 31, 2019 and 2018, respectively:

	For the Three Months Ended December 31, 2019
	Shipping Agency and Management Services	Inland Transportation Management Services	Freight Logistics Services		Container Trucking Services	Total
Revenues
- Related party	$-	$-	$-		$-	$-
- Third parties	$500,000	$-	$1,503,500	*	$17,624	$2,021,124
Total revenues	$500,000	$-	$1,503,500		$17,624	$2,021,124
Cost of revenues	$66,584	$-	$673,646	*	$15,415	$755,645
Gross profit	$433,416	$-	$829,854		$2,209	$1,265,479
Depreciation and amortization	$79,144	$-	$-		$3,389	$82,533
Total capital expenditures	$2,482	$-	$-		$-	$2,482
Gross margin%	86.7%	-%	55.2%		12.5%	62.6%

*	For certain freight logistics contracts that the Company entered into with customers starting from the first quarter of fiscal year 2020, the Company (i) acted as an agent in arranging the relationship between the customer and the third-party service provider and (ii) did not control the services rendered to the customers, revenues related to these contracts are presented net of related costs. For the three months ended December 31, 2019, gross revenues and gross cost of revenues related to these contracts amounted to approximately $12.9 million and $12.0 million, respectively.

	For the Three Months Ended December 31, 2018
	Shipping Agency and Management Services	Inland Transportation Management Services	Freight Logistics Services	Container Trucking Services	Total
Revenues
- Related party	$-	$75,000	$-	$-	$75,000
- Third parties	$889,070	$345,000	$8,978,923	$227,294	$10,440,287
Total revenues	$889,070	$420,000	$8,978,923	$227,294	$10,515,287
Cost of revenues	$809,040	$20,000	$7,497,666	$229,891	$8,556,597
Gross profit	$80,030	$400,000	$1,481,257	$(2,597)	$1,958,690
Depreciation and amortization	$-	$20,339	$475	$4,751	$25,565
Total capital expenditures	$-	$-	$-	$8,534	$8,534
Gross margin%	9.0%	95.2%	16.5%	(1.1)%	18.6%

●	The Company had an operating loss of $332,995 for the three months ended December 31, 2019, compared to an operating loss of $1,178,661 for the same period in 2018.

●	For the fiscal quarter ended December 31, 2019, the Company reported net loss attributable to Sino-Global Shipping America, Ltd. of approximately $407,333, or a loss of approximately $0.02 per diluted share based on approximately 16.8 million weighted average shares outstanding, compared to net loss attributable to Sino-Global Shipping America, Ltd. of approximately $1.5 million, or loss of approximately $0.11 per diluted share based on approximately 13.8 million weighted average shares outstanding, for the same period last year.

Balance Sheet Information

●	The Company holds no long-term debt.

●	As of December 31, 2019, the Company’s working capital was approximately $10.4 million and the Company had cash of approximately $0.1 million. The Company plans to fund continuing operations through identifying new prospective joint venture partners and strategic alliance opportunities for new revenue sources, and by reducing costs to improve profitability and replenish working capital. However, there is no assurance the Company will be successful in its plans.

●	The Company’s allowance for doubtful accounts was approximately $6.9 million as of December 31, 2019 compared with allowance of doubtful accounts of approximately $5.7 million as of June 30, 2019. As the Company continues to maintain long-standing relationships with its customers, it will work with these parties to monitor their payments closely and it does not believe that there are any significant collection issues with respect to accounts receivables, net of allowance.

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged originally in shipping, chartering, logistics and related business services. Headquartered in New York, Sino-Global has offices in mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of shipping agency and management, inland transportation management, freight logistics and container trucking services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.com. The Company routinely posts important information on its website.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to sell or a solicitation of an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the U.S. Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events unless required by applicable law or regulations.

Contact Information

The Equity Group Inc.

Adam Prior

Senior Vice-President

(212)-836-9606 / aprior@equityny.com

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONSOLIDATED STATEMENTS OF OPERATION AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net revenues - third parties	$2,021,124	$10,440,287	$3,807,350	$16,617,820
Net revenues - related party	-	75,000	-	397,000
Total revenues	2,021,124	10,515,287	3,807,350	17,014,820
Cost of revenues	(755,645)	(8,556,597)	(1,439,049)	(13,640,429)
Gross profit	1,265,479	1,958,690	2,368,301	3,374,391

Selling expenses	(126,125)	(258,229)	(256,154)	(366,598)
General and administrative expenses	(702,064)	(1,415,040)	(1,793,519)	(2,388,792)
Impairment loss of fixed assets and intangible asset	-	-	(327,632)	-
Provision for doubtful accounts	(278,676)	(416,706)	(1,167,754)	(1,287,787)
Stock-based compensation	(491,609)	(1,047,376)	(906,317)	(1,864,584)
Total operating expenses	(1,598,474)	(3,137,351)	(4,451,376)	(5,907,761)

Operating loss	(332,995)	(1,178,661)	(2,083,075)	(2,533,370)

Other (expenses) income, net	(15,613)	782	(14,157)	1,494

Net loss before provision for income taxes	(348,608)	(1,177,879)	(2,097,232)	(2,531,876)

Income tax expense	(14,747)	(244,979)	(14,747)	(178,513)

Net loss	(363,355)	(1,422,858)	(2,111,979)	(2,710,389)

Net income (loss) attributable to non-controlling interest	43,978	51,114	(77,293)	80,345

Net loss attributable to Sino-Global Shipping America, Ltd.	$(407,333)	$(1,473,972)	$(2,034,686)	$(2,790,734)

Comprehensive income (loss)
Net loss	$(363,355)	$(1,422,858)	$(2,111,979)	$(2,710,389)
Other comprehensive income (loss) - foreign currency	256,206	(106,762)	(247,461)	(568,924)
Comprehensive loss	(107,149)	(1,529,620)	(2,359,440)	(3,279,313)
Less: Comprehensive (loss) income attributable to non-controlling interest	(49,831)	26,930	(28,558)	133,655
Comprehensive loss attributable to Sino-Global Shipping America, Ltd.	$(57,318)	$(1,556,550)	$(2,330,882)	$(3,412,968)

Loss per share
Basic and diluted	$(0.02)	$(0.11)	$(0.12)	$(0.21)

Weighted average number of common shares used in computation
Basic and diluted	16,819,010	13,769,918	16,448,371	13,457,726

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	June 30,
	2019	2019
Assets
Current assets
Cash	$119,667	$3,142,650
Notes receivable	-	383,792
Accounts receivable, net	4,330,551	7,045,846
Other receivables	10,316,228	4,335,715
Advances to suppliers - third parties	193,450	124,140
Prepaid expenses and other current assets	94,912	105,054
Due from related party, net	435,898	807,965
Total Current Assets	15,490,706	15,945,162

Property and equipment, net	666,280	989,910
Right-of-use assets	384,794	-
Intangible assets, net	58,056	89,722
Prepaid expenses	150,412	519,503
Other long-term assets - deposits	3,005,589	3,054,706
Total Assets	$19,755,837	$20,599,003

Liabilities and Equity

Current Liabilities
Advances from customers	$74,912	$68,590
Accounts payable	510,667	567,619
Lease liabilities - current	155,820	-
Taxes payable	3,157,711	3,184,895
Accrued expenses and other current liabilities	1,190,518	1,418,129
Total current liabilities	5,089,628	5,239,233

Lease liabilities - noncurrent	230,262	-

Total liabilities	5,319,890	5,239,233

Commitments and Contingencies

Equity
Preferred stock, 2,000,000 shares authorized, no par value, none issued	-	-
Common stock, 50,000,000 shares authorized, no par value; 17,289,537 and 16,054,534 shares issued as of December 31, 2019 and June 30, 2019, respectively; 17,289,537 and 15,879,037 shares outstanding as of December 31, 2019 and June 30, 2019, respectively	27,308,992	26,523,830
Additional paid-in capital	2,299,823	2,066,906
Treasury stock, at cost, 0 and 175,497 shares as of December 31, 2019 and June 30, 2019, respectively	-	(417,538)
Accumulated deficit	(9,003,386)	(6,968,700)
Accumulated other comprehensive loss	(967,302)	(671,106)
Total Sino-Global Shipping America Ltd. Stockholders’ Equity	19,638,127	20,533,392

Non-controlling Interest	(5,202,180)	(5,173,622)

Total Equity	14,435,947	15,359,770

Total Liabilities and Equity	$19,755,837	$20,599,003

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	December 31,
	2019	2018
Operating Activities
Net loss	$(2,111,979)	$(2,710,389)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	906,317	1,864,584
Depreciation and amortization	237,011	51,280
Non-cash lease expense	78,405	-
Provision for doubtful accounts	1,167,754	1,287,787
Impairment loss of fixed assets and intangible asset	327,632	-
Deferred tax benefit	-	(120,500)
Changes in assets and liabilities
Notes receivable	386,233	-
Accounts receivable	1,629,174	(5,044,123)
Other receivables	(5,855,492)	79,773
Advances to suppliers - third parties	(66,691)	(220,166)
Advances to suppliers - related party	-	3,294,701
Prepaid expenses and other current assets	160,497	408,642
Other long-term assets - deposits	96,281	(2,489,067)
Due from related parties	413,408	1,091,355
Advances from customers	5,580	(295,619)
Accounts payable	(63,131)	(2,508,225)
Taxes payable	(76,110)	305,603
Lease liabilities	(77,118)	-
Accrued expenses and other current liabilities	(233,414)	286,613
Net cash used in operating activities	(3,075,643)	(4,717,751)

Investing Activities
Acquisition of property and equipment	(7,020)	(9,357)
Net cash used in investing activities	(7,020)	(9,357)

Financing Activities
Proceeds from issuance of common stock	500,500	500,000
Net cash provided by financing activities	500,500	500,000

Effect of exchange rate fluctuations on cash	(440,820)	(416,925)

Net decrease in cash	(3,022,983)	(4,644,033)

Cash at beginning of period	3,142,650	7,098,259

Cash at end of period	$119,667	$2,454,226

Supplemental information
Income taxes paid	$38,498	$16,536

Non-cash transactions of operating and investing activities
Transfer of prepayment to intangible asset	$218,678	$-
Initial recognition of right-of-use assets and lease liabilities	$462,361	$-